UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 21, 2019
Date of Report (date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

PA	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. - Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers.
(d) On October 21, 2019, the Board of Directors (the "Board") of S&T Bancorp, Inc. (the "Company") appointed two new members to its board of directors, William (Bill) J. Hieb and Peter Barsz, to be effective as of immediately after, and subject to the occurrence of, the effective time of the Company’s merger with DNB Financial Corporation (“DNB”).
Mr. Hieb currently serves as president and chief executive officer of DNB and DNB First, N.A. Mr. Hieb is expected to serve on the Company’s Credit Risk and Trust and Revenue Oversight Committees. Mr. Barsz has been a director of DNB since January 2018. He is a partner in the accounting firm Barsz Gowie Amon & Fultz, LLC and serves as chairman of the Pennsylvania State Tax Equalization Board. Mr. Barsz is expected to serve on the Company’s Audit and Compensation and Benefits Committees. Each of Mr. Hieb and Mr. Barsz will be eligible to receive compensation for his Board service according to the recommendations of the Nominating and Corporate Governance Committee of the Board and the determination of the Board with respect to compensation for all non-employee directors.
As previously disclosed, in connection with the Company’s pending merger with DNB, certain directors and officers of DNB, including Mr. Hieb and Mr. Barsz, entered into voting and support agreements with the Company. For an additional description of these voting and support agreements, please see the Company’s registration statement on Form S-4 (File No. 333-232611), filed with the Securities and Exchange Commission on July 11, 2019, as amended on August 21, 2019.
Other than the Agreement and Plan of Merger, dated as of June 5, 2019, by and between the Company and DNB, there are no arrangements or understandings between Mr. Hieb or Mr. Barsz and any other person pursuant to which Mr. Hieb or Mr. Barsz were appointed to the Company’s Board. There are no other transactions to which the Company is a party in which Mr. Hieb or Mr. Barsz has an interest that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulations S-K. For further information, reference the October 23, 2019 press release, issued by the Company regarding Mr. Hieb’s and Mr. Barsz’s appointments, a copy of which is attached as exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated October 23, 2019

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the proposed merger and the expected returns and other benefits of the proposed merger to shareholders. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial conditions to differ materially from those expressed in or implied by such statements, and there can be no assurances that: the proposed merger will close when expected or the expected returns and other benefits of the proposed merger to shareholders will be achieved. Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the merger transaction may not be timely completed, if at all; that prior to completion of the merger transaction or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; reputational risks and the reaction of the parties’ customers to the merger transaction; diversion of management time to merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in S&T Bancorp’s Form 10-K for the fiscal year ended December 31, 2018 and other documents subsequently filed by S&T Bancorp with the SEC. Consequently, no forward-looking statement can be guaranteed. S&T Bancorp does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
October 23, 2019	Mark Kochvar Senior Executive Vice President, Chief Financial Officer